EXHIBIT 99.1

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA
(AMOUNTS IN THOUSANDS)

The following unaudited combined condensed consolidated pro forma financial data and explanatory footnotes show information about United Financial Bancorp Inc.’s (UBNK) financial position and operations, including per share data and financial ratios, after giving effect to the merger with CNB Financial Corp (CFNA).  The unaudited combined condensed consolidated pro forma financial data sets forth the information as if the merger had become effective on September 30, 2009, with respect to financial condition data, and at the beginning of the periods presented, with respect to operations data.  The pro forma financial data in the tables reflect application of the acquisition method of accounting.  Upon consummation of the merger on November 30, 2009, management of United Financial determined the fair market value of assets and liabilities based on appraisals and estimates.  This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto of United Financial and CNB Financial incorporated by reference in this document.

The acquisition method of accounting requires that all of CNB Financial's assets and liabilities be adjusted to their fair market values as of the date of acquisition.  For purposes of the unaudited pro forma financial statements, the fair market value of assets and liabilities at September 30, 2009 is based upon the calculations completed after the consummation of the merger on November 30, 2009.  This information may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future.

Unaudited Condensed Consolidated Statement of Financial Condition
As of September 30, 2009 (1)
(In Thousands)

			Pro Forma
	UBNK	CFNA	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

ASSETS

Cash and cash equivalents	$12,978	$7,921	$-		$20,899
Short-term investments	1,091	-	-		1,091
Investment securities	281,136	32,496	41	(2)	313,673
Loans, net	879,443	234,847	(3,179)	(3)	1,111,111
Other real estate owned	556	1,608	-		2,164
Accrued interest receivable	4,484	864	-		5,348
Deferred tax asset, net	10,026	1,988	1,899	(4)	13,913
Stock in the Federal Home Loan Bank of Boston	12,223	3,143	-		15,366
Banking premises and equipment, net	14,046	1,894	(7)	(5)	15,933
Bank-owned life insurance	28,143	-	-		28,143
Core deposit intangible	-	-	482	(6)	482
Goodwill	-	-	7,848	(7)	7,848
Other assets	3,347	1,461	-		4,808

Total assets	$1,247,473	$286,222	$7,084		$1,540,779

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$840,325	$194,153	$831	(8)	$1,035,309
Federal Home Loan Bank of Boston advances	145,342	54,650	16,020	(9)	216,012
Repurchase agreements	30,130	8,444	-		38,574
Subordinated debentures	-	7,732	(2,383)	(10)	5,349
Accrued expenses and other liabilities	15,242	1,297	148	(11)	16,687

Total liabilities	1,031,039	266,276	14,616		1,311,931

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	178	2,285	(2,276)	(7)	187
Paid-in capital	166,326	20,561	(4,512)	(7)	182,375
Retained earnings	77,609	(3,503)	-		74,106
Unearned compensation	(11,613)	-	-		(11,613)
Treasury stock, at cost	(21,460)	-	-		(21,460)
Accumulated other comprehensive income, net of taxes	5,394	603	(744)	(12)	5,253
Total stockholders’ equity	216,434	19,946	(7,532)		228,848

Total liabilities and stockholders' equity	$1,247,473	$286,222	$7,084		$1,540,779

(1)
Assumes that the acquisition of CNB Financial was completed at September 30, 2009.  The pro forma financial data reflect acquisition accounting adjustments calculated after the consummation of the merger on November 30, 2009.  Management of United Financial determined the fair value adjustments for investment securities, loans, premises and equipment, core deposit intangible, time deposits, borrowed funds and operating leases using estimates and appraisals.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	Reflects the difference between fair values and net carrying values of held to maturity investment securities.

(3)	Calculated to reflect the fair value adjustments on loans of ($6,543), net of elimination of CNB Financial’s allowance for loan losses of $3,364.

(4)	Using an assumed tax rate of 41%, deferred tax assets amounted to $1.9 million for the acquisition accounting adjustments.

(5)	Reflects the difference between fair values and net carrying values of premises and equipment acquired in the acquisition.

(6)
Core deposit intangible is an identifiable asset representing the economic value of the acquired deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source as determined by an independent appraisal.  The core deposit intangible asset is amortized into expense using an accelerated method over 10 years.

(7)
The consideration paid to acquire CNB Financial consisted of 50% stock and 50% cash, with United Financial issuing 943,186 shares of its common stock based upon the fixed exchange rate of 0.8257 established in the Agreement and Plan of Merger dated June 25, 2009 and 2,283,208 common shares of CNB Financial outstanding at November 30, 2009.  The value of United Financial’s common stock issued is based upon the closing stock price of $12.84 as of November 30, 2009.  All amounts are reported in thousands.

	Note

Value of United Financial’s common stock to be issued		$12,111
Cash consideration (including cash paid for fractional shares and in-the-money options and warrants)		12,639
Cost to acquire CNB Financial		$24,750

CNB Financial Net Assets at Fair Value:
CNB Financial stockholders’ equity		$19,642

Fair value adjustments:
Investment securities	2	41
Loans	3	(3,179)
Premises and equipment	5	(7)
Core deposit intangible	6	482
Time deposits	8	(831)
Borrowed funds	9	(3,380)
Subordinated debentures	10	2,383
Operating leases	11	(148)
Fair value adjustments		(4,639)
Tax effect of fair value adjustments (*)	4	(1,899)

Total adjustment to net assets acquired		(2,740)

Adjusted net assets acquired		16,902

Goodwill		$7,848

(*) Assumed effective tax rate of 41%

(8)
Fair value adjustment to reflect the difference between portfolio yields and market rates as of November 30, 2009 for time deposits acquired in the acquisition using present value analysis.  Cash flow was discounted to present value using market rates for similar deposits.  The yield adjustment of ($831) is the aggregate present value of the difference.

(9)
Fair value adjustments reflect the difference between portfolio yields and market rates as of November 30, 2009 for Federal Home Loan Bank borrowings acquired in the acquisition using present value analysis.  Cash flow for each month was calculated as the difference between projected interest costs of the remaining borrowings and hypothetical costs using current market rates based on advances from the Federal Home Loan Bank of Boston.  Cash flow was discounted to present value using market rates.  The resulting yield adjustment of $3,380 represents the aggregate present value of the difference.  This amount also reflects incremental borrowings of $12,640 to finance the cash portion of the cost to acquire CNB Financial.

(10)	Reflects the difference between the fair value and net carrying value of the subordinated debentures.

(11)	Reflects the fair value of operating leases.

(12)	Elimination of CNB Financial’s accumulated other comprehensive income.

Unaudited Combined Condensed Consolidated Pro Forma Income Statement
For the Year Ended December 31, 2008 (1)
(In Thousands Except Per Share Amounts)

			Pro Forma
	UBNK	CNB	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

Interest and dividend income:
Loans	$50,175	$14,822	$1,052	(2)	$66,049
Investments	14,109	2,909	8	(2)	17,026
Other interest-earning assets	530	-	-		530
Total interest and dividend income	64,814	17,731	1,060		83,605

Interest expense:
Deposits	17,831	5,050	(704)	(2)	22,177
Borrowings	7,172	2,796	(658)	(2) (3)	9,310
Total interest expense	25,003	7,846	(1,362)		31,487

Net interest income before provision for loan losses	39,811	9,885	2,422		52,118

Provision for loan losses	1,846	1,359	-		3,205

Net interest income after provision for loan losses	37,965	8,526	2,422		48,913

Non-interest income:
Fee income on depositors’ accounts	4,638	232	-		4,870
Impairment charges on securities	(1,377)	(3,018)	-		(4,395)
Net gain on sale of securities	23	238	-		261
Wealth management income	799	-	-		799
Income from bank-owned life insurance	357	-	-		357
Other income	780	255	-		1,035
Total non-interest income	5,220	(2,293)	-		2,927

Non-interest expense:
Salaries and benefits	17,359	4,786	-		22,145
Occupancy expenses	2,327	1,295	4	(2)	3,626
Marketing expenses	1,440	190	-		1,630
Data processing expenses	3,190	550	-		3,740
Professional fees	1,679	932	-		2,611
Merger related expenses	-	-	-	(4)	-
FDIC insurance assessment	511	156	-		667
Core deposit intangible amortization	-	-	89		89
Other expenses	4,184	761	-		4,945
Total non-interest expense	30,690	8,670	93		39,453

Income (loss) before income tax expense (benefit)	12,495	(2,437)	2,329		12,387

Income tax expense (benefit)	5,197	(870)	953	(2)	5,280

Net income (loss)	$7,298	$(1,567)	$1,376		$7,107

Earnings (loss) per share:
Basic	$0.45	$(0.69)			$0.42
Diluted	$0.45	$(0.69)			$0.42

Weighted average shares outstanding:
Basic	16,043,727	2,283,208	(1,340,814)		16,986,121	(5)
Diluted	16,126,561	2,283,208	(1,340,814)		17,068,955	(5)

Unaudited Combined Condensed Consolidated Pro Forma Income Statement
For the Nine Months Ended September 30, 2009 (1)
(In Thousands Except Per Share Amounts)

			Pro Forma
	UBNK	CNB	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

Interest and dividend income:
Loans	$35,808	$10,827	$789	(2)	$47,424
Investments	10,543	1,427	(6)	(2)	11,964
Other interest-earning assets	24	-	-		24
Total interest and dividend income	46,375	12,254	783		59,412

Interest expense:
Deposits	10,923	2,566	(528)	(2)	12,961
Borrowings	5,780	1,753	(493)	(2) (3)	7,040
Total interest expense	16,703	4,319	(1,021)		20,001

Net interest income before provision for loan losses	29,672	7,935	1,804		39,411

Provision for loan losses	2,015	1,100	-		3,115

Net interest income after provision for loan losses	27,657	6,835	1,804		36,296

Non-interest income:
Fee income on depositors’ accounts	3,526	179	-		3,705
Net gain on sale of loans	363	-	-		363
Net gain on sale of securities	461	108	-		569
Wealth management income	480	-	-		480
Income from bank-owned life insurance	1,026	-	-		1,026
Other income	575	198	-		773
Total non-interest income	6,431	485	-		6,916

Non-interest expense:
Salaries and benefits	13,904	3,559	-		17,463
Occupancy expenses	1,904	1,011	3	(2)	2,918
Marketing expenses	1,093	59	-		1,152
Data processing expenses	2,518	467	-		2,985
Professional fees	929	847	-		1,776
Merger related expenses	1,431	626	(2,057)	(4)	-
FDIC insurance assessment	1,313	476	-		1,789
Core deposit intangible amortization	-	-	66		66
Other expenses	3,186	564	-		3,750
Total non-interest expense	26,278	7,609	(1,988)		31,899

Income before income taxes	7,810	(289)	3,792		11,313

Income tax expense	3,226	(107)	740	(2)	3,859

Net income	$4,584	$(182)	$3,052		$7,454

Earnings per share:
Basic	$0.30	$(0.08)			$0.46
Diluted	$0.30	$(0.08)			$0.46

Weighted average shares outstanding:
Basic	15,293,117	2,284,000	(1,340,814)		16,236,303	(5)
Diluted	15,303,060	2,284,000	(1,340,814)		16,246,246	(5)

(1)
Assumes that the acquisition of CNB Financial was completed as of the beginning of the period presented utilizing the acquisition method of accounting.  Fair value adjustments for investment securities, loans, premises and equipment, core deposit intangible, time deposits, borrowed funds, subordinated debentures and operating leases were determined by the management of United Financial and CNB Financial as of the merger completion date of November 30, 2009.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the accretable acquisition accounting adjustments on the pro-forma income statement (in thousands).

			Amortization	Amortization (Accretion)
	Premium/	Life in	(Accretion)	Year Ended	Nine Months Ended
Category	(Discounts)	Years	Method	December 31, 2008	September 30, 2009

Investment securities	$41	5.0	SL	$8	$6
Loans	(4,325)	4.8 (1)	EY	(1,052)	(789)
Premises and equipment	(7)	30.0	SL	-	-
Core deposit intangible	482	4.2	SYD	88	66
Time deposits	(831)	0.6	SL	(704)	(528)
Borrowed funds	(3,380)	2.8	SL	(1,010)	(758)
Subordinated debentures	2,383	26.7	SL	89	67
Operating leases	(148)	9.9	SL	4	3

(1) Based upon contractual payments.

The straight line (“SL”) and sum of the years digits (“SYD”) methods were utilized in preparing the pro forma statement of income for amortizing and/or accreting the related acquisition accounting adjustments for all categories except loans.  Loan accretion was determined using the effective interest method and the contractual lives.

The following table summarizes the estimated impact of the amortization/(accretion) of the acquisition accounting adjustments made in connection with the merger on United Financial’s results of operations for the following years assuming such transaction was effected on January 1, 2008 (in thousands).

Projected Future Amounts		Net	Net Increase
for the Years Ended	Amortization	Amortization	in Income
December 31,	of Intangibles	(Accretion)	Before Taxes

2008	$89	$(2,665)	$2,576
2009	79	(1,838)	1,760
2010	70	(1,568)	1,498
2011	61	(1,111)	1,050
2012	53	(626)	573
thereafter	130	1,542	(1,673)

(3)	Attributable to FHLB advances with a term of 5 years and a rate of 2.79% required to fund cash portion of transaction.

(4)
Pursuant to the Business Combinations Topic of FASB ASC, transaction costs are expensed as incurred.  Transaction costs associated with the merger are estimated to be $4.2 million, net of taxes.  A summary of these costs is as follows (in thousands):

Professional fees	$1,868
Merger related compensation and benefits	1,526
Payment to terminate prior merger agreement	970
Systems	344
Other merger related expenses	450
Estimated pre-tax transaction costs	5,158
Less related tax benefit	950
Estimated transaction costs, net of taxes	$4,208

(5)
Basic and diluted weighted average common shares outstanding were determined by adding the number of shares issued to CNB Financial to United Financial’s historical weighted average basic and diluted outstanding common shares.